                                  EXHIBIT 21

                 SUBSIDIARIES OF APS HOLDING CORPORATION, INC.


                                                      Jurisdiction of   Percentage of Issued
                                                       Incorporation     and Outstanding
                     Name of Company                  or Organization   Capital Stock Owned
                     ---------------                  ---------------   -------------------
   I. Subsidiaries of APS Holding Corporation

      A.P.S., Inc.                                         Delaware             100%

  II. Subsidiaries of A.P.S., Inc.

      American Parts System, Inc.                          Delaware             100%
      APS Supply, Inc.                                     Texas                100%
      A.P.S. Management Services, Inc.                     Delaware             100%
      Autoparts Finance Company, Inc.                      Delaware             100%
      Big A Auto Parts, Inc.                               Delaware             100%
      Parts, Inc.                                          Tennessee            100%
      Presatt, Inc.                                        Delaware             100%

 III. Subsidiaries of American Parts System, Inc.

      Installers' Service Warehouse, Inc.                  Delaware             100%